UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

October 20, 2008

TCF FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-10253	41-1591444
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation or organization)

200 Lake Street East, Mail Code EX0-03-A, Wayzata, Minnesota 55391-1693

(Address of principal executive offices)

(952) 745-2760

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 20, 2008, an independent sub-committee of the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of TCF Financial Corporation (the “Company”) approved the amended and restated TCF Employees Stock Purchase Plan - Supplemental Plan effective as of January 1, 2008 (the “ESPP SERP”) to bring it into compliance with the final regulations under Section 409A of the Internal Revenue Code. Attached hereto as Exhibit 10(j)-2 and incorporated herein is the amended and restated ESPP SERP.

On October 20, 2008, the Committee approved an amendment to the Supplemental Employee Retirement Plan for TCF Cash Balance Pension Plan, as amended and restated through January 24, 2005 (“CBPP SERP I”), to allow it to read identically to the TCF Financial Corporation TCF Cash Balance Pension Plan SERP, adopted as of January 1, 2005 (“CBPP SERP II”), with respect to benefits payable to participants who are employed by TCF on December 31, 2008. As of such date, benefits payable under the CBPP SERP I to such participants for covered compensation earned in 2004 and before shall be governed by the CBPP SERP II. A copy of the amendment is attached hereto as Exhibit 10(u)-2 and is hereby incorporated by reference.

On October 20, 2008, the Committee also approved an amendment to the CBPP SERP II to require the distribution of all participants’ accounts in 2009. A copy of the amendment is attached hereto as Exhibit 10(u)-3 and is hereby incorporated by reference.

The Company discontinued allowing participant deferrals under the TCF Financial Executive Deferred Compensation Plan, TCF Senior Officers Deferred Compensation Plan and Winthrop Resources Corporation Deferred Compensation Plan in 2005.  On October 20, 2008, the Board voted to terminate these plans.

The Board elected Theodore Bigos as a director of the Company, effective October 20, 2008, filling a vacancy created by the resignation of Lynn A. Nagorske. Mr. Bigos was also appointed to serve on the Compensation/Nominating/Corporate Governance Committee, the Advisory Committee, and the Shareholder Relations/De Novo Expansion Committee of the Board and will stand for re-election at the 2009 Annual Meeting of Stockholders.

Mr. Bigos is the owner of Bigos Management, Inc. and has been involved in the ownership or operation of apartment complexes as his principal occupation for the past 35 years. Mr. Bigos or companies controlled by Mr. Bigos have commercial loans and commercial deposit accounts with TCF. Such loans were made in the ordinary course of business; were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to TCF; and do not involve more than the normal risk of collectibility or present other unfavorable features.

As a non-employee Director of the Company, Mr. Bigos is eligible to participate in the TCF Financial Director’s Stock Program (the “Program”). Under the Program, shares of the Company’s common stock are earned in an amount equal to the participant’s annual retainer fee for each fiscal year in which the Company’s financial performance exceeds a stated goal as determined by the Board from time to time. A complete description of the Company’s non-employee director compensation can be found under the caption “Compensation of Directors” in the Company’s proxy statement for its 2008 Annual Meeting of Stockholders, which was filed with the Securities and Exchange Commission on March 5, 2008.

A copy of the press release issued by the Company on October 24, 2008, announcing Mr. Bigos’s election as a director is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(c)            Exhibits.

Exhibit No.	Description
10(j)-2	TCF Employees Stock Purchase Plan - Supplemental Plan (as amended and restated effective January 1, 2008).

10(u)-2	Amendment dated October 20, 2008 to the Supplemental Employee Retirement Plan for TCF Cash Balance Pension Plan (as amended and restated through January 24, 2005).

10(u)-3	Amendment dated October 20, 2008 to the TCF Financial Corporation Cash Balance Pension Plan SERP (adopted as of January 1, 2005).

99.1	Press Release dated October 24, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

TCF FINANCIAL CORPORATION

/s/ William A. Cooper
William A. Cooper, Chairman and Chief Executive Officer (Principal Executive Officer)

/s/ Thomas F. Jasper
Thomas F. Jasper, Executive Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ David M. Stautz
David M. Stautz, Senior Vice President, Controller and Assistant Treasurer (Principal Accounting Officer)

Dated:    October 24, 2008

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